Exhibit 99.1
FOR IMMEDIATE RELEASE
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2010 RESULTS
— Another Quarter of Excellent Local Currency Sales Growth —
— Strong Growth in Operating Profit and EPS —
COLUMBUS, Ohio, USA — November 4, 2010 — Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2010. Provided below are the highlights:
•	Sales in local currency increased by 14% in the quarter compared with the prior year. Reported sales growth increased 13%, which includes a negative 1% currency impact.

•	Net earnings per diluted share as reported (EPS) were $1.82, compared with $1.21 in the third quarter of 2009. Adjusted EPS was $1.71, a 26% increase over the prior-year amount of $1.36. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.
Third Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “We experienced another quarter of better-than-expected sales growth driven by strong momentum in Asia / Rest of World and the Americas. This momentum reflects a positive market environment combined with strong execution of our business strategies. I am also very pleased with the strong growth in operating profit and EPS growth.”
EPS was $1.82, compared with the prior-year amount of $1.21. Adjusted EPS was $1.71, an increase of 26% over the prior-year amount of $1.36.
Sales were $490.2 million, a 14% increase in local currency sales, compared with $435.7 million in the prior year. Reported sales growth was 13%, which included a negative 1% currency impact. By region, local currency sales increased 7% in Europe, 15% in the Americas and 25% in Asia / Rest of World. Adjusted operating income amounted to $85.8 million, a 17% increase from the prior-year amount of $73.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $86.0 million, compared with $79.6 million in 2009.
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Nine-Month Results
EPS was $4.41, compared with the prior-year amount of $3.02. Adjusted EPS was $4.39, a 26% increase over the prior-year amount of $3.48.
Sales were $1.375 billion, a 12% increase in local currency sales, compared with $1.217 billion in the prior year. Reported sales growth was 13%, which included a 1% benefit from currency. By region, local currency sales increased 5% in Europe, 14% in the Americas and 23% in Asia / Rest of World. Adjusted operating income amounted to $226.1 million, a 21% increase from the prior-year amount of $187.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $205.3 million, compared with $188.5 million in 2009.
Increase to Share Repurchase Program
The Company announced that the Board of Directors has authorized a $750 million increase to the share repurchase program. The Company currently has a $1.5 billion stock repurchase program through the end of December 2010 of which $1.24 billion has been utilized. Any amount remaining under the existing program at the end of the year will be incorporated into the new authorization. Filliol commented, “We are confident in our growth prospects now and into the future. Our balance sheet and cash flow generation remain very strong and we continue to believe that the repurchase program is an effective means to return capital to shareholders.” The Company expects the new authorization will be utilized over the next several years. The Company added that the repurchases will be made through open market transactions, and the amount and timing will depend on business and market conditions, stock price, trading restrictions, the level of acquisition activity and other factors.
Outlook
Based on today’s assessment, management anticipates that local currency sales growth in the fourth quarter will be in the range of 5% to 7% and Adjusted EPS in the range of $2.25 to $2.30, an increase of 8% to 10%.
For the full year 2010, local currency sales growth is expected to be in the range of 10% to 11% and Adjusted EPS in the range of $6.62 to $6.67, an increase of 19% to 20%. This compares with previous guidance of Adjusted EPS in the range of $6.35 to $6.45. Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items.
The Company stated that based on their assessment of market conditions today, management anticipates local currency sales growth in 2011 will be in the range of 4% to 6% while Adjusted EPS will be in the range of $7.35 to $7.55. Using the midpoint of the 2010 Adjusted EPS range, this reflects an increase of 11% to 14%.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items, which are not yet known.
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Conclusion
Filliol concluded, “We remain optimistic about the strength of our franchise and our ability to continue to gain market share. In emerging markets, we enjoy strong leadership positions and are executing well on our proven growth strategies. In developed markets, our innovative approaches to sales and marketing, combined with a strong product line-up, have allowed us to capture share. Finally, our cost-effective operating model is benefiting from our low-cost country manufacturing and sourcing. In summary, we are confident in our ability to execute our strategic initiatives but remain cautious given the uncertainty in the global economy.”
Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, November 4) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.
METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found at “www.mt.com.”
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2010		% of sales	September 30, 2009	% of sales

Net sales	$490,213	(a)	100.0	$435,650	100.0
Cost of sales	234,158		47.8	210,457	48.3

Gross profit	256,055		52.2	225,193	51.7

Research and development	24,992		5.1	22,309	5.1
Selling, general and administrative	145,303		29.6	129,686	29.8
Amortization	3,667		0.7	3,237	0.7
Interest expense	4,792		1.0	6,974	1.6
Restructuring charges	566		0.1	6,064	1.4
Other charges (income), net	(127)		0.0	13	0.0

Earnings before taxes	76,862		15.7	56,910	13.1

Provision for taxes	14,781		3.0	15,365	3.6

Net earnings	$62,081		12.7	$41,545	9.5

Basic earnings per common share:
Net earnings	$1.87			$1.23
Weighted average number of common shares	33,171,017			33,728,931

Diluted earnings per common share:
Net earnings	$1.82			$1.21
Weighted average number of common and common equivalent shares	34,027,191			34,413,656

Note:

(a)	Local currency sales increased 14% as compared to the same period in 2009.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	September 30, 2010		% of sales	September 30, 2009	% of sales

Earnings before taxes	$76,862			$56,910
Amortization	3,667			3,237
Interest expense	4,792			6,974
Restructuring charges	566			6,064
Other charges (income), net	(127)			13

Adjusted operating income	$85,760	(b)	17.5	$73,198	16.8

Note:

(b)	Adjusted operating income increased 17% as compared to the same period in 2009.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2010		% of sales	September 30, 2009	% of sales

Net sales	$1,375,413	(a)	100.0	$1,217,171	100.0
Cost of sales	654,807		47.6	597,822	49.1

Gross profit	720,606		52.4	619,349	50.9

Research and development	70,562		5.1	65,954	5.4
Selling, general and administrative	423,919		30.8	366,209	30.1
Amortization	10,613		0.8	8,734	0.7
Interest expense	14,757		1.1	18,975	1.6
Restructuring charges	2,476		0.2	28,398	2.3
Other charges (income), net	857		0.0	1,149	0.1

Earnings before taxes	197,422		14.4	129,930	10.7

Provision for taxes	46,126		3.4	26,775	2.2

Net earnings	$151,296		11.0	$103,155	8.5

Basic earnings per common share:
Net earnings	$4.52			$3.06
Weighted average number of common shares	33,488,099			33,683,443

Diluted earnings per common share:
Net earnings	$4.41			$3.02
Weighted average number of common and common equivalent shares	34,318,582			34,200,834

Note:

(a)	Local currency sales increased 12% as compared to the same period in 2009.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine months ended			Nine months ended
	September 30, 2010		% of sales	September 30, 2009		% of sales

Earnings before taxes	$197,422			$129,930
Amortization	10,613			8,734
Interest expense	14,757			18,975	(c)
Restructuring charges	2,476			28,398
Other charges (income), net	857			1,149

Adjusted operating income	$226,125	(b)	16.4	$187,186		15.4

Notes:

(b)	Adjusted operating income increased 21% as compared to the same period in 2009.

(c)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the nine months ended September 30, 2009.
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Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2010	December 31, 2009

Cash and cash equivalents	$142,884	$85,031
Accounts receivable, net	331,954	312,998
Inventories	215,316	168,042
Other current assets and prepaid expenses	96,575	80,036

Total current assets	786,729	646,107

Property, plant and equipment, net	334,803	316,334
Goodwill and other intangibles assets, net	554,683	546,234
Other non-current assets	231,412	210,112

Total assets	$1,907,627	$1,718,787

Short-term borrowings and maturities of long-term debt	$89,350	$89,968
Trade accounts payable	121,339	103,160
Accrued and other current liabilities	395,335	301,547

Total current liabilities	606,024	494,675

Long-term debt	245,866	203,590
Other non-current liabilities	300,194	309,384

Total liabilities	1,152,084	1,007,649

Shareholders’ equity	755,543	711,138

Total liabilities and shareholders’ equity	$1,907,627	$1,718,787

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Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash flow from operating activities:
Net earnings	$62,081	$41,545	$151,296	$103,155
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,796	7,573	22,261	21,926
Amortization	3,667	3,237	10,613	8,734
Deferred tax provision	(2,858)	(4,976)	(7,392)	(15,773)
Excess tax benefits from share-based payment arrangements	(692)	(407)	(3,410)	(609)
Other	3,059	2,638	9,197	8,485
Increase in cash resulting from changes in operating assets and liabilities	12,959	29,971	22,705	62,557

Net cash provided by operating activities	86,012	79,581	205,270	188,475

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	55	62	157	1,979
Purchase of property, plant and equipment	(18,761)	(12,626)	(38,564)	(36,646)
Acquisitions	—	—	(12,557)	(170)

Net cash used in investing activities	(18,706)	(12,564)	(50,964)	(34,837)

Cash flows from financing activities:
Proceeds from borrowings	41,554	30,167	93,697	198,072
Repayments of borrowings	(5,057)	(106,615)	(52,115)	(323,948)
Debt issuance costs	—	(18)	—	(620)
Debt extinguishment costs	—	(15)	—	(1,316)
Proceeds from exercise of stock options	2,860	1,464	12,244	6,073
Excess tax benefits from share-based payment arrangements	692	407	3,410	609
Repurchases of common stock	(76,000)	—	(148,794)	—
Other financing activities	(3,403)	94	(6,941)	(984)

Net cash used in financing activities	(39,354)	(74,516)	(98,499)	(122,114)

Effect of exchange rate changes on cash and cash equivalents	3,341	1,721	2,046	4,351

Net increase (decrease) in cash and cash equivalents	31,293	(5,778)	57,853	35,875

Cash and cash equivalents:
Beginning of period	111,591	119,726	85,031	78,073

End of period	$142,884	$113,948	$142,884	$113,948

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$86,012	$79,581	$205,270	$188,475
Excess tax benefits from share-based payment arrangements	692	407	3,410	609
Payments in respect of restructuring activities	2,257	4,226	8,883	18,538
Proceeds from sale of property, plant and equipment	55	62	157	1,979
Purchase of property, plant and equipment	(18,761)	(12,626)	(38,564)	(36,646)

Free cash flow	$70,255	$71,650	$179,156	$172,955

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Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2010	0%	15%	28%	13%
Nine Months Ended September 30, 2010	3%	15%	27%	13%

Local Currency Sales Growth
Three Months Ended September 30, 2010	7%	15%	25%	14%
Nine Months Ended September 30, 2010	5%	14%	23%	12%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
					%					%
	2010		2009		Growth	2010		2009		Growth

EPS as reported, diluted	$1.82		$1.21		50%	$4.41		$3.02		46%

Restructuring charges, net of tax	0.01	(a)	0.13	(a)		0.05	(a)	0.61	(a)
Debt extinguishment and financing costs, net of tax	—		—			—		0.04	(d)
Purchased intangible amortization, net of tax	0.03	(b)	0.02	(b)		0.08	(b)	0.06	(b)
Discrete tax items	(0.15	) (c)	—			(0.15	) (c)	(0.25	) (e)

Adjusted EPS, diluted	$1.71		$1.36		26%	$4.39		$3.48		26%

Notes:

(a)	Represents the EPS impact of restructuring charges of $0.6 million ($0.4 million after tax) and $6.1 million ($4.4 million after tax) for the three months ended September 30, 2010 and 2009, respectively and $2.5 million ($1.8 million after tax) and $28.4 million ($20.7 million after tax) for the nine months ended September 30, 2010 and 2009, respectively, which primarily include severance and lease termination costs.

(b)	Represents the EPS impact of purchased intangible amortization, net of tax, of $0.9 million and $0.7 million for the three months ended September 30, 2010 and 2009, respectively and $2.7 million and $2.0 million for the nine months ended September 30, 2010 and 2009, respectively.

(c)	Discrete tax items for the three and nine months ended September 30, 2010 pertain to the EPS impact of a net tax benefit of $5.2 million primarily related to the favorable resolution of certain prior year tax matters.

(d)	Represents the EPS impact of costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million ($1.3 million after tax) for the nine months ended September 30, 2009.

(e)	Discrete tax items for the nine months ended September 30, 2009 pertain to the EPS impact of a net tax benefit of $8.3 million primarily related to the favorable resolution of certain prior year tax matters.
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